                                                               Exhibit 3.16


                          ARTICLES OF INCORPORATION OF

                               MRA LICENSING CORP.


                                    ARTICLE I

                                      NAME

     The name of the corporation is:  MRA Licensing Corp.


                                    ARTICLE II

                            RESIDENT AGENT AND ADDRESS

     The name of the resident agent and the agent's street address where process may be served upon the corporation are:

            NAME                                ADDRESS
            ----                                -------
     The Corporation Trust Company         One East First Street
     of Nevada                             Reno, Nevada 89501


                                  ARTICLE III

                                     STOCK

     The corporation is authorized to issue 1,000 shares of "no par" common stock.


                                  ARTICLE IV

                                GOVERNING BOARD

     Members of the governing board shall be styled Directors. The initial number of Directors is three (3). Hereafter the number of directors shall be determined according to the bylaws. The names and addresses of the initial Directors are as follows:

            NAME                                ADDRESS
            ----                                -------
     Richard W. Weening                     7141 N. Highway 83
                                            Hartland, WI  53029

     Lewis W Dickey, Jr.                    2870 Pharr Court South N.W.
                                            Apt. 906
                                            Atlanta, GA  30305

     William M. Bungeroth                   1216 Scott Street
                                            Winnetka, IL  60093


                                   ARTICLE V

                                 INCORPORATOR

     The name and address of the incorporator signing these Articles of Incorporation are:


            NAME                            ADDRESS
            ----                            -------
          Patricia L. Leiker            Godfrey & Kahn, S.C.
                                        780 North Water Street
                                        Milwaukee, Wisconsin 53202-3590


                                  ARTICLE VI

                            LIMITATION OF LIABILITY

     No Director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or officer involving any act or omission of any such Director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director or officer of the corporation for acts or omissions prior to such repeal or modification.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this ____ day of April, 1998.



                                        ------------------------
                                        Patricia L. Leiker


STATE OF WISCONSIN  )
                    ) ss.
COUNTY OF MILWAUKEE )

     On April _____, 1998, personally appeared before me, a Notary Public, PATRICIA L. LEIKER, who acknowledged to me that she executed the foregoing Articles of Incorporation for MRA LICENSING CORP.



                                        ------------------------
                                        Notary Public

                   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                               BY RESIDENT AGENT



     IN THE MATTER OF MRA LICENSING CORP., The Corporation Trust Company of Nevada, with address at One East First Street, City of Reno, County of Washoe, State of Nevada, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS Section 78.090 and NRS Section 82.141.


     IN WITNESS WHEREOF, I have hereunto set my had this _____ day of April, 1998.



                              THE CORPORATION TRUST COMPANY OF
                              NEVADA


                              By:
                                 --------------------------------